UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2006
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation of FD Disclosure
     On May 15, 2006, Sovereign Bancorp, Inc. (the “Company”) issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference. The press release is being furnished to the SEC and shall not be deemed “filed” for any purpose.
Item 8.01. Other Events.
     On May 15, 2006, the Company and Sovereign Capital Trust V (the “Trust”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Bear Stearns & Co. Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters, in connection with the Trust’s issuance and sale (the “Capital Securities Offering”) of $160,000,000 aggregate liquidation amount of 7.75% Capital Securities (the “Capital Securities”). The Capital Securities were registered by the Company and the Trust under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File Nos. 333-133514 and 333-133514-02). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

1.1	Underwriting Agreement, dated May 15, 2006, among Sovereign Bancorp, Inc., Sovereign Capital Trust V, Citigroup Global Markets Inc., Bear Stearns & Co. Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters.

99.1	Press Release, dated May 15, 2006, of Sovereign Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: May 15, 2006	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

1.1	Underwriting Agreement, dated May 15, 2006, among Sovereign Bancorp, Inc., Sovereign Capital Trust V, Citigroup Global Markets Inc., Bear Stearns & Co. Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters.

99.1	Press Release, dated May 15, 2006, of Sovereign Bancorp, Inc.